UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LendingClub Corporation (Name of Registrant as Specified in its Charter)

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71 Stevenson Street, Suite 300
San Francisco, California 94105

2016 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ADJOURNMENT

On June 7, 2016, LendingClub Corporation (the “Company”) adjourned its 2016 Annual Meeting of Stockholders (“Annual Meeting”). Given the developments of the last few weeks, the Company is not yet in a position to provide its stockholders a complete report on the state of the Company. Accordingly, the Company will reconvene its Annual Meeting at 11:00 a.m. Pacific Time on June 28, 2016, with the same virtual meeting access (www.virtualshareholdermeeting.com/LC2016).
Stockholders of record may submit their votes for matters to be considered at the Annual Meeting by Internet, phone, mail or virtual attendance at the Annual Meeting until the polls are formally closed. Stockholders who have already voted in accordance with the instructions contained in the Company’s 2016 Proxy Statement (the “Proxy Statement”) and related materials do not need to submit new proxy cards or give new voting instructions unless they wish to change their votes. Stockholders who have not yet voted can still use the proxy cards and voting instruction forms previously provided to them, or may attend the meeting virtually via the website listed above and vote their shares at the meeting. The Company encourages all stockholders to review the Proxy Statement and 2015 Annual Report carefully before voting. Copies of the Proxy Statement and Annual Report can be obtained free of charge at www.sec.gov or at ir.lendingclub.com.